Exhibit 4.3.4
EXECUTION COPY
     Dated June 20, 2008
This Third Amendment Agreement is entered into between the parties signing below in relation to a Shareholders Agreement dated 17 September 2004 as amended by an Amendment Agreement dated 12 September 2007 and a Second Amendment dated 30 November 2007 and entered into between all of the signatories hereto (or their predecessors-in-title) except for [blank] (hereinafter “Shareholders Agreement”).
By an agreement dated June[blank], 2008, Redgate Media Inc. (the “Company”) agreed to issue up to 21,362.26 US$0.10 Class E preference shares in aggregate (“New Shares”) to the following entities Salhia Real Estate Company and Mercurius Partners LLP; and the following individuals, namely Mr. Ghazi Al-Nafisi, Mr. John Pridjian, Mr. Anwar Al-Usaimi, and Mr. Abdulaziz Al-Nafisi (collectively the “Series E Investors”). It was a condition of the Series E Investors agreeing to subscribe for the New Shares that each of the Shareholders and the Company (who, together with the Series E Investors, are referred to herein as “Parties” and each a “Party”) have agreed to enter into this Third Amendment Agreement to the Shareholders Agreement so as to govern the terms upon which shares shall be held in the Company.
Terms and Expressions defined in the Shareholders Agreement shall, save where amended by the terms of this Third Amendment Agreement, have the same meaning herein. References to clause numbers shall mean the clause with such number in the Shareholders Agreement.
In consideration of the foregoing and of the mutual covenants and undertakings of the Parties, the Parties have agreed that the following amendments shall apply to the Shareholders Agreement with effect from the date hereof:
1.	At the “Background” section in paragraph (B) after the words “and the Series D Investors”, the following shall be added:

“and the Series E Investors”

2.	At Clause 1.1, the definition of “Investors” shall be amended so that the words “and/or Series E Investors” shall be added at the end thereof.

3.	At Clause 12.1, the reference to “US$25,000,000” shall be deleted and replaced with “US$40,000,000”.

4.	At Clause 20.13.2, a reference to “Series E Investors” shall be added, at the end of such clause and, the following wording shall be added:

Salhia Real Estate Company	Mohammed Thunayan Al-Ghanim Street
PO Box 23413
Safat 13095, Kuwait

Ghazi Al-Nafisi	c/o Salhia Real Estate Company
Mohammed Thunayan Al-Ghanim Street
PO Box 23413
Safat 13095, Kuwait

Mercurius Partners LLP	5059 Napilihau Stareet
Suite 202
Lahaina HI 96761 USA

John Pridjian	300 Inverness Drive
La Canada Flintridge, CA 91011 USA

Anwar Al-Usaimi	c/o Salhia Real Estate Company
Mohammed Thunayan Al-Ghanim Street
PO Box 23413
Safat 13095, Kuwait

Abdulaziz Al-Nafisi	c/o Salhia Real Estate Company
Mohammed Thunayan Al-Ghanim Street
PO Box 23413
Safat 13095, Kuwait
5.	At Schedule 2, the following shall be added at the end thereof:

Salhia Real Estate Company	Class E	13,693.75
Ghazi Al-Nafisi	Class E	2,738.75
Mercurius Partners LLP	Class E	2,738.75
John Pridjian	Class E	821.63

Anwar Al-Usaimi	Class E	684.69
Abdulaziz Al-Nafisi	Class E	684.69
Save as set out herein, the Shareholders Agreement shall remain in full force and effect and unamended.

In witness whereof the Parties have executed this Third Amendment Agreement on the date abovementioned.

SIGNED BY Peter Bush Brack	)	/s/ Peter Bush Brack
FOR AND ON BEHALF OF	)
REDGATE MEDIA INC.	)
in the presence of Robert Yung	)	/s/ Robert Yung

SIGNED SEALED AND DELIVERED BY	)
ZHU YING	)	/s/ Zhu Ying
in the presence of Peter Bush Brack	)	/s/ Peter Bush Brack

SIGNED SEALED AND DELIVERED BY	)
ROBERT WILLIAM HONG-SAN YUNG	)	/s/ Robert William Hong-San Yung
in the presence of Zhu Ying	)	/s/ Zhu Ying

SIGNED SEALED AND DELIVERED BY	)
PETER BUSH BRACK	)	/s/ Peter Bush Brack
in the presence of Robert Yung	)	/s/ Robert Yung

SIGNED SEALED AND DELIVERED BY	)
PAUL JOHN PHEBY	)	/s/ Paul John Pheby
in the presence of Robert Yung	)	/s/ Robert Yung

SIGNED SEALED AND DELIVERED BY	)
JULIE CHRISTINE PETER	)	/s/ Julie Christine Peter
in the presence of Dan Diaz	)	/s/ Dan Diaz

SIGNED SEALED AND DELIVERED BY	)
REGINALD KUFELD BRACK JR.	)	/s/ Reginald Kufeld Brack Jr.
in the presence of Barbara S. Brack	)	/s/ Barbara S. Brack

SIGNED SEALED AND DELIVERED BY	)
AYAZ HATIM EBRAHIM	)	/s/ Ayaz Hatim Ebrahim
in the presence of Leung Yee Man	)	/s/ Leung Yee Man

SIGNED SEALED AND DELIVERED BY	)
Philip Henry Geier Jr.	)	/s/ Philip Henry Geier Jr
GEIER HOLDINGS LLC	)
in the presence of Alexa Steinberg	)	/s/ Alexa Steinberg

SIGNED SEALED AND DELIVERED BY	)
REGINALD KUFELD BRACK III	)	/s/ Reginald Kufeld Brack III
in the presence of Jill Brack	)	/s/ Jill Brack

SIGNED SEALED AND DELIVERED BY	)
RUPERT JAMES PURSER	)	/s/ Rupert James Purser
in the presence of Emily Kwok	)	/s/ Emily Kwok

SIGNED SEALED AND DELIVERED BY	)
PAUL JUSTIN HALLETT	)	/s/ Paul Justin Hallett
in the presence of Donald J. McMillan	)	/s/ Donald J. McMillan

SIGNED SEALED AND DELIVERED BY	)
YANG CHA	)	/s/ Yang Cha
in the presence of Zhu Ying	)	/s/ Zhu Ying

SIGNED SEALED AND DELIVERED BY	)
John Zwaanstra	)	/s/ John Zwaanstra
FOR AND ON BEHALF OF	)
MERCURIUS PARTNERS LP	)
in the presence of Shirley Leung	)	/s/ Shirley Leung

SIGNED SEALED AND DELIVERED BY	)
Jerry Sze	)	/s/ Jerry Sze
FOR AND ON BEHALF OF	)
ASIASTAR IT FUND, L.P.	)
in the presence of Serena He	)	/s/ Serena He

SIGNED SEALED AND DELIVERED BY	)
JOHN PRIDJIAN	)	/s/ John Pridjian
in the presence of Gayane Pridjian	)	/s/ Gayane Pridjian

SIGNED SEALED AND DELIVERED BY	)
LAU YAT FAN	)	/s/ Lau Yat Fan
in the presence of Zhang Wei Zhen	)	/s/ Zhang Wei Zhen

SIGNED SEALED AND DELIVERED BY	)
Ahmed Al-Saleh	)	/s/ Ahmed Al-Saleh
FOR AND ON BEHALF OF	)
UNI-ASIA LIMITED	)
in the presence of Farah El-Marabi	)	/s/ Farah El-Marabi

SIGNED SEALED AND DELIVERED BY	)
Michael Steinberg	)	/s/ Michael Steinberg
FOR AND ON BEHALF OF	)
HARMIR REALTY CO, LP	)
in the presence of Joseph Spanier	)	/s/ Joseph Spanier

SIGNED SEALED AND DELIVERED BY	)
Michael Steinberg	)	/s/ Michael Steinberg
FOR AND ON BEHALF OF	)
MICHAEL A. STEINBERG PROFIT	)
SHARING TRUST	)
in the presence of Joseph Spanier	)	/s/ Joseph Spanier

SIGNED SEALED AND DELIVERED BY	)
Ghazi Al-Nafisi	)	/s/ Ghazi Al-Nafisi
FOR AND ON BEHALF OF	)
SALHIA REAL ESTATE COMPANY	)
in the presence of Anwar Al-Usaimi	)	/s/ Anwar Al-Usaimi

SIGNED SEALED AND DELIVERED BY	)
GHAZI AL-NAFISI	)	/s/ Ghazi Al-Nafisi
in the presence of Marlene Gomes	)	/s/ Marlene Gomes

SIGNED SEALED AND DELIVERED BY	)
ANWAR AL-USAIMI	)	/s/ Anwar Al-Usaimi
in the presence of Ghazi Al-Nafisi	)	/s/ Ghazi Al-Nafisi

SIGNED SEALED AND DELIVERED BY	)
ABDULAZIZ AL-NAFISI	)	/s/ Abdulaziz Al-Nafisi
in the presence of Anwar Al-Usaimi	)	/s/ Anwar Al-Usaimi